UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended Jazz Collaboration Agreement

As previously disclosed, on October 18, 2022, Zymeworks BC Inc. (“Zymeworks BC”), a subsidiary of Zymeworks Inc. (the “Company”), entered into a License and Collaboration Agreement (the “Original Jazz Collaboration Agreement”) with Jazz Pharmaceuticals Ireland Limited (a subsidiary of Jazz Pharmaceuticals plc, collectively referred to as “Jazz”), an affiliate of Jazz Pharmaceuticals, Inc. (“Jazz Inc.”), granting Jazz exclusive rights to develop and commercialize Zymeworks BC’s proprietary bispecific HER2 antibody product candidate known as zanidatamab throughout the world, but excluding existing Asia Pacific territories (other than Japan) already governed by Zymeworks BC’s agreement with BeiGene, Ltd. (the “Territory”).

As previously disclosed, as part of the Transactions contemplated by the Transfer Agreement (as these terms are defined below), on May 15, 2023, Zymeworks BC and Jazz entered into an Amended and Restated License and Collaboration Agreement (the “Amended Jazz Collaboration Agreement”), amending the terms and conditions of the Original Jazz Collaboration Agreement, to reflect the transfer of responsibility for the Program (as defined below) as further described below. The consummation of the Transactions contemplated by the Transfer Agreement, including the execution of the Amended Jazz Collaboration Agreement, occurred on May 15, 2023 (the “Closing”).

Development, Regulatory and Manufacturing. Pursuant to the Amended Jazz Collaboration Agreement, Jazz will be solely responsible for all development and commercial activities with respect to the Licensed Products (as defined in the Amended Jazz Collaboration Agreement) in the Territory, including with respect to the Zymeworks Ongoing Studies (as defined below) and the ongoing clinical trials in certain sites in South Korea that were the responsibility of Zymeworks BC under the Original Jazz Collaboration Agreement (the “Zymeworks Korean Studies”), at Jazz’s sole cost and expense, and Jazz will be the holder of all regulatory approvals and regulatory submissions for the Licensed Products in the Territory, including with respect to the Program.

In addition to the previously disclosed manufacturing terms included in the Original Jazz Collaboration Agreement, Zymeworks BC will continue to supply zanidatamab and Licensed Product to the clinical sites engaged to perform the Program pursuant to the terms of the Amended Jazz Collaboration Agreement.

Financials. Under the Amended Jazz Collaboration Agreement, the financial terms of the Original Jazz Collaboration Agreement, as previously disclosed, will be unchanged except that the costs of the Program (including ongoing costs related to the transferred service providers) incurred following the Closing will be directly borne by Jazz instead of being incurred by Zymeworks BC and charged back to Jazz for reimbursement. Zymeworks BC remains eligible for reimbursement of certain costs for activities where Zymeworks BC maintains responsibility under the Amended Jazz Collaboration Agreement. However, certain costs of the Program that Zymeworks BC expects to incur will not be recovered by Zymeworks BC. Under the Amended Jazz Collaboration Agreement, Jazz and Zymeworks BC will net the costs for which each is responsible. These costs are expected to be finalized by the parties by mid-2023.

Licenses. Under the Amended Jazz Collaboration Agreement, the licenses granted to Jazz under the Original Jazz Collaboration Agreement, as previously disclosed, are unchanged except that Jazz’s nonexclusive license was expanded to include the right to research and develop Licensed Products outside the Territory in the performance of the portions of the Program that are conducted outside the Territory.

Exclusivity. In addition to the exclusivities included in the Original Jazz Collaboration Agreement, the Amended Jazz Collaboration Agreement prohibits Zymeworks BC from using clinical data resulting from (i) the Zymeworks Korean Studies and (ii) clinical trials for zanidatamab, other than the Zymeworks Korean Studies, initiated by Zymeworks BC in the Territory prior to the execution of the Original Jazz Collaboration Agreement (collectively, the “Zymeworks Ongoing Studies” and, together with the Zymeworks Korean Studies, the “Program”), in each case, to perform any pre-clinical development or clinical development of, or commercialize any pharmaceutical product that is directed to HER2 in the Territory, excluding zanidatamab zovodotin.

Intellectual Property. Under the Amended Jazz Collaboration Agreement, Jazz will solely own all intellectual property arising as a result of the Program, except for patentable subject matter made by or on behalf of Zymeworks BC or its affiliates prior to the effective date of the Amended Jazz Collaboration Agreement, which is owned by Zymeworks BC and licensed to Jazz pursuant to the licenses described above. The allocation of ownership of other inventions under the Original Jazz Collaboration Agreement, as previously disclosed, remains unchanged.

Other material terms in the Amended Jazz Collaboration Agreement remain substantially similar to the terms of the Original Jazz Collaboration Agreement, including commercialization, term and termination, and certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions.

For additional information regarding the terms of the Original Jazz Collaboration Agreement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2022. The foregoing summary and description of the Original Jazz Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Original Jazz Collaboration Agreement, a redacted copy of which was filed as Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023.

The foregoing summary and description of the Amended Jazz Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended Jazz Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transfer Agreement

As previously disclosed, on April 25, 2023, Zymeworks BC, Zymeworks Biopharmaceuticals Inc. (“ZBI”), a subsidiary of Zymeworks BC, Zymeworks Zanidatamab Inc. (“ZZI”), a subsidiary of ZBI formed in December 2022 focused on the Company’s development program for the Company’s bispecific HER2 antibody product candidate known as zanidatamab, and Jazz Inc., entered into a Stock and Asset Purchase Agreement, as amended on May 15, 2023 (collectively, the “Transfer Agreement”). As described in greater detail below, the Transfer Agreement provides for a series of steps designed to simplify, focus, and potentially expedite the clinical development and commercialization of zanidatamab in partnership with Jazz Inc. by transferring certain assets, contracts and employees associated with the Program to Jazz Inc. and its affiliates.

Pursuant to the Transfer Agreement, at the Closing, (i) Jazz Inc. acquired from ZBI 100% of the issued and outstanding capital stock of ZZI; (ii) Jazz Inc. engaged certain Zymeworks BC and ZZI employees associated with the development of zanidatamab, and the Company transferred to Jazz Inc. or one of its affiliates contracts with respect to the engagement of certain independent contractors of Zymeworks BC and ZBI that worked on the Program; (iii) Jazz Inc. and its affiliates acquired from Zymeworks BC and ZBI and their affiliates the Acquired Assets (as defined in the Transfer Agreement); and (iv) Jazz Inc. and its affiliates have assumed certain liabilities that arise following the Closing related to the Acquired Assets and the Program, including with respect to the transferred service providers, in each case subject to the terms and conditions of the Transfer Agreement ((i) through (iv) are collectively referred to as the “Transactions”). No shares of the Company’s common stock were sold by the Company or acquired by Jazz Inc. and its affiliates in connection with the Transactions.

The Transfer Agreement contains other customary representations and warranties, covenants, confidentiality obligations and indemnities.

In connection with the Closing, the parties entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which Zymeworks BC and ZBI will provide to Jazz Inc., and Jazz Inc. will provide to Zymeworks BC and ZBI, certain services to support the transfer of the Acquired Assets and the Program pursuant to the Transactions on a transitional basis.

For additional information regarding the terms of the Transfer Agreement, please refer to the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2023. The foregoing summary and description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transfer Agreement. A copy of the Transfer Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations, and intentions. All statements other than historical or current facts, including, without limitation, statements about the expectations for the Company following the Closing and the anticipated benefits of the Transactions, including the potential to simplify, focus and expedite the clinical development and commercialization of zanidatamab; and the expected timing of the finalization of costs by the parties pursuant to the Amended Jazz Collaboration Agreement and the Transfer Agreement, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amended and Restated License and Collaboration Agreement, dated May 15, 2023, by and between Zymeworks BC Inc. and Jazz Pharmaceuticals Ireland Limited.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

*

Certain portions of this exhibit (indicated by “[…***…]”) have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and the Company customarily and actually treats such omitted information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 16, 2023	By:	/s/ Neil Klompas
	Name: Title:	Neil Klompas President and Chief Operating Officer

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